Exhibit 33.6


[SLS Logo]
Specialized Loan Servicing, L.L.C.

                      MANAGEMENT'S ASSERTION OF COMPLIANCE

Management of Specialized Loan Servicing LLC (the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission (the "SEC"). Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006 for which the Company provides servicer services (the "Platform").

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), except for the following criteria: 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(i), 1122(d)(4)(iii),
and 1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable Servicing Criteria").

Period: Twelve months ended December 31, 2007 (the "Period").

Third parties classified as vendors: With respect to servicing criteria 1122(d)(1)(ii), 1122(d)(2)(i), 1122(d)(4)(ii), 1122(d)(4)(xi), 1122(d)(4)(xii),
and 1122(d)(4)(xiii), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

          8742 Lucent Blvd., Suite 300, Highlands Ranch, Colorado 80129
                      Direct 720-241-7200 Fax 720-241-7220

[SLS Logo]
Specialized Loan Servicing, L.L.C.

With respect to the Platform, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.

2. The Company's management has assessed compliance with the Applicable Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as of and for the Period. In performing this assessment, management used the criteria set forth by the SEC in paragraph (d) of Item 1122 of Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

PMB+Helin Donovan, LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

SPECIALIZED LOAN SERVICING LLC


/s/ John Beggins                          3/12/08
----------------------------------------  --------------------------------------
John Beggins                              Date
President and Chief Executive Officer


/s/ Toby Wells                            3/12/08
----------------------------------------  --------------------------------------
Toby Wells,                               Date
Senior Vice President and
Chief Financial Officer

          8742 Lucent Blvd., Suite 300, Highlands Ranch, Colorado 80129
                      Direct 720-241-7200 Fax 720-241-7220